UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 9, 2009

ZYMOGENETICS, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	000-33489	91-1144498
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1201 Eastlake Avenue East, Seattle, Washington 98102-3702

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 442-6600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 9, 2009, the Board of Directors (the “Board”) of ZymoGenetics, Inc. (“ZymoGenetics”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), increased the size of the Board from nine to ten members and elected Douglas E. Williams, Ph.D., to the newly created vacancy. Dr. Williams’ term as director will expire at the ZymoGenetics’ 2009 Annual Meeting of Shareholders.

Effective January 2, 2009, Dr. Williams began serving as the Chief Executive Officer of ZymoGenetics and will receive no separate compensation from ZymoGenetics for his services on the Board. On November 24, 2008, ZymoGenetics filed a Form 8-K with the Securities and Exchange Commission, which is incorporated herein by reference, to report the appointment of Dr. Williams as Chief Executive Officer of ZymoGenetics and other information related to Dr. Williams.

Dr. Williams has not been named to any committees of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYMOGENETICS, INC.

Dated: January 12, 2009	By:	/s/ James A. Johnson
James A. Johnson,
Executive Vice President,
Chief Financial Officer